Exhibit (l)(8)

                               PURCHASE AGREEMENT

Gabelli Equity Series Funds, Inc. (the "Company"), a Maryland corporation, on behalf of The Gabelli Woodland Small Cap Value Fund (the "New Fund"), and Gabelli Asset Management Inc. (the "Buyer") hereby agree as follows:


      1. The Company hereby offers the Buyer and the Buyer hereby  purchases ten
(10) shares of each of the Fund's Class AAA Shares, Class A Shares, Class B Shares and Class C Shares (the "Shares") at a price of $10.00 per share. The Shares are the "initial shares" of the New Fund. The Buyer hereby acknowledges receipt of a purchase confirmation reflecting the purchase of the Shares, and the New Fund hereby acknowledges receipt from the Buyer of funds in the aggregate amount of $400.00 in full payment for the Shares.

      2. The Buyer represents and warrants to the Company that the Shares purchased by the Buyer are being acquired for investment purposes and not for the purpose of distribution.

      3. This Agreement has been executed on behalf of the Company by the undersigned officer of the Company in his or her capacity as an officer of the Company.

      4. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 31st day of December, 2002.

Attest:                                    GABELLI EQUITY SERIES FUNDS, INC.


By: /S/ JAMES E. MCKEE                     By: /S/ BRUCE N. ALPERT
   -------------------                         --------------------
                                               Bruce N. Alpert
                                               Vice President and Treasurer

Attest:                                        GABELLI ASSET MANAGEMENT INC.

By: /S/ RICHARD SELL                           By: /S/ ROBERT ZUCCARO
    ----------------                              -------------------
                                               Name: Robert Zuccaro
                                               Title: Chief Financial Officer